GGP REPORTS FULL YEAR 2015 RESULTS
AND DECLARES FIRST QUARTER DIVIDEND

Chicago, Illinois, February 1, 2016 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and twelve months ended December 31, 2015.

Financial Results
For the Three Months Ended December 31, 2015
Comparable net operating income (“Same Store NOI”) increased 6.7% to $624 million from $585 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 6.5% to $588 million from $553 million in the prior year period.

Company funds from operations (“Company FFO”) per share increased 13.8% to $0.43 per diluted share from $0.38 per diluted share in the prior year period. Company FFO increased 14.2% to $408 million from $357 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and other and equity in income of unconsolidated real estate affiliates- gain on investment, was $190 million, or $0.20 per diluted share, as compared to net income of $285 million, or $0.30 per diluted share, in the prior year period.

For the Twelve Months Ended December 31, 2015
Same Store NOI increased 4.8% to $2.26 billion from $2.16 billion in the prior year period.

Company EBITDA increased 5.4% to $2.12 billion from $2.01 billion in the prior year period.

Company FFO per share increased 8.7% to $1.44 per diluted share from $1.32 per diluted share in the prior year period. Company FFO increased 9.6% to $1.38 billion from $1.26 billion in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and other and equity in income of unconsolidated real estate affiliates- gain on investment, was $1.36 billion, or $1.43 per diluted share, as compared to net income of $650 million, or $0.69 per diluted share, in the prior year period.

Operational Highlights

•	Same Store leased percentage was 96.9% at quarter end.

•
Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 10.8%, or $6.32 per square foot, to $64.92 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 2.8% to $21.0 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 3.0% to $588 per square foot on a trailing 12-month basis.

Investment Activities
Dispositions
In January 2016, the Company sold its interests in four retail properties for a gross purchase price of approximately $302 million and received net proceeds of approximately $250 million.

Development
The Company has development and redevelopment activities totaling approximately $2.3 billion at share, of which projects totaling approximately $1.3 billion have opened, $0.4 billion is under construction, and $0.6 billion is in the pipeline.

Common Share Repurchases
During the quarter, the Company acquired approximately 271,000 of its common shares at a weighted average price of $25.00 per share for total consideration of approximately $6.8 million. During the twelve months ended, the Company acquired approximately 4.32 million of its common shares at a weighted average price of $25.34 per share for total consideration of approximately $109.5 million.

Financing Activities
Property-Level Debt
During the quarter, the Company obtained $250 million of new fixed rate debt with a weighted average term to maturity of 10.0 years and a weighted average interest rate of 4.3%.

Corporate Credit Facility
During the quarter, the Company amended its $1.5 billion corporate credit facility to extend its maturity to October 2020.

Dividends
On February 1, 2016, the Company’s Board of Directors declared a first quarter common stock dividend of $0.19 per share payable on April 29, 2016, to stockholders of record on April 15, 2016. This represents an increase of $0.02 per share or 12% growth over the dividend declared in first quarter 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on April 1, 2016, to stockholders of record on March 15, 2016.

Guidance

Company FFO for the year ending December 31, 2016 is expected to be $1.52 to $1.56 per diluted share. Company FFO for the first quarter of 2016 is expected to be $0.34 to $0.36 per diluted share.

Earnings Guidance	For the year ending December 31, 2016	For the three months ending December 31, 2016

Company FFO per diluted share	$1.52 - $1.56	$0.34 - $0.36
Adjustments (1)	(0.04)	(0.01)
NAREIT FFO	$1.48 - $1.52	$0.33 - $0.35
Depreciation, including share of JVs	(0.94)	(0.24)
Net income attributable to common stockholders	$0.54 - $0.58	$0.09 - $0.11
Preferred stock dividends	0.02	—
Net income attributable to GGP	$0.56 - $0.60	$0.09 - $0.11

(1)	Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses, or the impact on operating results from other possible future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, February 2, 2016, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 3107667.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
VP Investor Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reductions in ownership as a result of sales or other transactions and has been reflected on a proportionate basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. We present Company NOI and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other operational items. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO (discussed below), it is widely used by management in the annual budget process and for compensation programs.
The Company also considers Company EBITDA to be a helpful supplemental measure of its operating performance because it excludes from EBITDA certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company EBITDA should only be used as an alternative measure of the Company's financial performance.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt,, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL STATEMENTS

Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues:
Minimum rents	$387,230	$413,147	$1,481,614	$1,583,695
Tenant recoveries	171,496	186,815	689,536	739,411
Overage rents	25,269	27,126	44,024	51,611
Management fees and other corporate revenues	21,282	19,128	86,595	70,887
Other	39,357	26,806	102,137	89,955
Total revenues	644,634	673,022	2,403,906	2,535,559
Expenses:
Real estate taxes	52,458	55,306	222,883	227,992
Property maintenance costs	15,548	17,944	60,040	66,897
Marketing	9,110	8,728	21,958	24,654
Other property operating costs	74,923	81,974	302,797	333,620
Provision for doubtful accounts	1,882	2,844	8,081	8,055
Property management and other costs	39,709	35,702	161,556	155,093
General and administrative	13,010	11,441	50,405	64,051
Provisions for impairment	8,604	5,278	8,604	5,278
Depreciation and amortization	160,663	179,478	643,689	708,406
Total expenses	375,907	398,695	1,480,013	1,594,046
Operating income	268,727	274,327	923,893	941,513
Interest and dividend income	14,358	8,812	49,254	28,613
Interest expense	(147,386)	(171,012)	(607,675)	(699,285)
Gain (loss) on foreign currency	1,555	(11,031)	(44,984)	(18,048)
Gain from changes in control of investment properties and other	11,780	91,193	634,367	91,193
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, and allocation to noncontrolling interests	149,034	192,289	954,855	343,986
Benefit from (provision for) income taxes	9,253	(4,417)	38,334	(7,253)
Equity in income of Unconsolidated Real Estate Affiliates	32,275	17,700	73,390	51,568
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	6,067	9,710	327,017	9,710
Income from continuing operations	196,629	215,282	1,393,596	398,011
Discontinued operations
Income from discontinued operations, including gains on dispositions	—	1,021	—	137,989
Gain on extinguishment of tax indemnification liability	—	77,215	—	77,215
Gain on extinguishment of debt	—	—	—	66,679
Discontinued operations, net	—	78,236	—	281,883
Net income	196,629	293,518	1,393,596	679,894
Allocation to noncontrolling interests	(2,588)	(4,036)	(19,035)	(14,044)
Net income attributable to GGP	194,041	289,482	1,374,561	665,850
Preferred stock dividends	(3,984)	(3,984)	(15,937)	(15,936)
Net income attributable to common stockholders	$190,057	$285,498	$1,358,624	$649,914
Basic Earnings Per Share:
Continuing operations	$0.22	$0.23	$1.54	$0.42
Discontinued operations	—	0.09	—	0.32
Total basic earnings per share	$0.22	$0.32	$1.54	$0.74
Diluted Earnings Per Share:
Continuing operations	$0.20	$0.22	$1.43	$0.39
Discontinued operations	—	0.08	—	0.30
Total diluted earnings per share	$0.20	$0.30	$1.43	$0.69

FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	December 31, 2015	December 31, 2014

Assets:
Investment in real estate:
Land	$3,596,354	$4,244,607
Buildings and equipment	16,379,789	18,028,844
Less accumulated depreciation	(2,452,127)	(2,280,845)
Construction in progress	308,903	703,859
Net property and equipment	17,832,919	20,696,465
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,466,040	2,604,762
Net investment in real estate	21,298,959	23,301,227
Cash and cash equivalents	356,895	372,471
Accounts and notes receivable, net	949,556	663,768
Deferred expenses, net	214,578	130,389
Prepaid expenses and other assets [1]	1,037,334	813,777
Assets held for disposition	216,233	—
Total assets	$24,073,555	$25,281,632
Liabilities:
Mortgages, notes and loans payable [1]	14,216,160	15,944,187
Investment in Unconsolidated Real Estate Affiliates	38,488	35,598
Accounts payable and accrued expenses	784,493	934,897
Dividend payable	172,070	154,694
Deferred tax liabilities	1,289	21,240
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	58,934	—
Total liabilities	15,477,634	17,296,816
Redeemable noncontrolling interests:
Preferred	157,903	164,031
Common	129,724	135,265
Total redeemable noncontrolling interests	287,627	299,296
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,028,001	7,363,877
Noncontrolling interests in consolidated real estate affiliates	24,712	79,601
Noncontrolling interests related to Long-Term Incentive Plan Common Units	13,539	—
Total equity	8,308,294	7,685,520
Total liabilities, redeemable noncontrolling interests and equity	$24,073,555	$25,281,632

1.
For the year ended December 31, 2014, deferred financing costs of approximately $54.1 million were reclassified from prepaid expenses and other assets to mortgages, notes and loans payable due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO For the Three Months Ended December 31, 2015 and 2014 (In thousands)
	Three Months Ended December 31, 2015							Three Months Ended December 31, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company
Property revenues:
Minimum rents	$387,230	$(4,439)	$144,034	$(42)	$526,783	$(1,465)	$525,318	$413,147	$(4,267)	$106,464	$(15,242)	$500,102	$2,847	$502,949
Tenant recoveries	171,496	(1,580)	62,027	(10)	231,933	—	231,933	186,815	(1,728)	43,898	(7,378)	221,607	—	221,607
Overage rents	25,269	(374)	9,601	—	34,496	—	34,496	27,126	(309)	7,484	(1,597)	32,704	—	32,704
Other revenue	39,545	(333)	7,923	(3,018)	44,117	—	44,117	26,806	(322)	5,982	(1,358)	31,108	—	31,108
Total property revenues	623,540	(6,726)	223,585	(3,070)	837,329	(1,465)	835,864	653,894	(6,626)	163,828	(25,575)	785,521	2,847	788,368
Property operating expenses:
Real estate taxes	52,458	(523)	18,863	6	70,804	(1,490)	69,314	55,306	(864)	14,019	(1,595)	66,866	(1,490)	65,376
Property maintenance costs	15,548	(125)	4,611	(17)	20,017	—	20,017	17,944	(139)	5,246	(715)	22,336	—	22,336
Marketing	9,110	(91)	3,422	—	12,441	—	12,441	8,728	(78)	2,501	(353)	10,798	—	10,798
Other property operating costs	74,923	(769)	29,941	(15)	104,080	(1,030)	103,050	81,974	(758)	21,479	(3,561)	99,134	(1,018)	98,116
Provision for doubtful accounts	1,882	(13)	557	—	2,426	—	2,426	2,844	2	380	(94)	3,132	—	3,132
Total property operating expenses	153,921	(1,521)	57,394	(26)	209,768	(2,520)	207,248	166,796	(1,837)	43,625	(6,318)	202,266	(2,508)	199,758
NOI	$469,619	$(5,205)	$166,191	$(3,044)	$627,561	$1,055	$628,616	$487,098	$(4,789)	$120,203	$(19,257)	$583,255	$5,355	$588,610
Management fees and other corporate revenues	21,282	—	—	—	21,282	—	21,282	19,128	—	1	—	19,129	—	19,129
Property management and other costs	(39,709)	189	(8,729)	—	(48,249)	—	(48,249)	(35,702)	180	(7,801)	88	(43,235)	—	(43,235)
General and administrative	(13,010)	—	(373)	—	(13,383)	—	(13,383)	(11,441)	—	(501)	—	(11,942)	—	(11,942)
EBITDA	$438,182	$(5,016)	$157,089	$(3,044)	$587,211	$1,055	$588,266	$459,083	$(4,609)	$111,902	$(19,169)	$547,207	$5,355	$552,562
Depreciation on non-income producing assets	(2,941)	—	—	—	(2,941)	—	(2,941)	(2,751)	—	—	—	(2,751)	—	(2,751)
Interest and dividend income	14,358	387	608	—	15,353	(205)	15,148	8,812	386	587	—	9,785	(205)	9,580
Preferred unit distributions	(2,191)	—	—	—	(2,191)	—	(2,191)	(2,268)	—	—	—	(2,268)	—	(2,268)
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	(3,984)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:					—
Mark-to-market adjustments on debt	134	—	267	—	401	(401)	—	(409)	(100)	386	(18)	(141)	141	—
Interest on existing debt	(147,520)	1,657	(53,023)	—	(198,886)	—	(198,886)	(170,602)	1,479	(41,640)	6,473	(204,290)	—	(204,290)
Gain (loss) on foreign currency	1,555	—	—	—	1,555	(1,555)	—	(11,031)	—	—	—	(11,031)	11,031	—
Benefit from (provision for) income taxes	9,253	21	(172)	—	9,102	615	9,717	(4,417)	20	(340)	—	(4,737)	(2,186)	(6,923)
FFO from sold interests	—	—	—	3,044	3,044	(3)	3,041	79,227	—	127	12,714	92,068	(76,567)	15,501
	306,846	(2,951)	104,769	—	408,664	(494)	408,170	351,660	(2,824)	71,022	—	419,858	(62,431)	357,427
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	101,818	2,951	(104,769)	—	—	—	—	68,198	2,824	(71,022)	—	—	—	—
FFO	$408,664	$—	$—	$—	$408,664	$(494)	$408,170	$419,858	$—	$—	$—	$419,858	$(62,431)	$357,427

Company FFO per diluted share							$0.43							$0.38

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO For the Twelve Months Ended December 31, 2015 and 2014 (In thousands)
	Twelve Months Ended December 31, 2015							Twelve Months Ended December 31, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company
Property revenues:
Minimum rents	$1,481,614	$(16,780)	$515,813	$(10,493)	$1,970,154	$26,296	$1,996,450	$1,583,695	$(16,609)	$391,255	$(63,188)	$1,895,153	$25,909	$1,921,062
Tenant recoveries	689,536	(6,790)	225,563	(5,284)	903,025	—	903,025	739,411	(6,743)	172,255	(29,076)	875,847	—	875,847
Overage rents	44,024	(603)	19,448	(442)	62,427	—	62,427	51,611	(528)	14,897	(4,405)	61,575	—	61,575
Other revenue	101,638	(1,105)	25,328	(3,383)	122,478	—	122,478	89,999	(1,146)	16,036	(5,192)	99,697	—	99,697
Total property revenues	2,316,812	(25,278)	786,152	(19,602)	3,058,084	26,296	3,084,380	2,464,716	(25,026)	594,443	(101,861)	2,932,272	25,909	2,958,181
Property operating expenses:
Real estate taxes	222,883	(2,992)	67,531	(1,254)	286,168	(5,958)	280,210	227,992	(2,853)	54,130	(5,927)	273,342	(5,958)	267,384
Property maintenance costs	60,040	(452)	20,650	(582)	79,656	—	79,656	66,897	(448)	18,886	(2,949)	82,386	—	82,386
Marketing	21,958	(249)	9,893	(339)	31,263	—	31,263	24,654	(248)	7,341	(1,605)	30,142	—	30,142
Other property operating costs	302,797	(3,009)	106,528	(1,837)	404,479	(4,086)	400,393	333,620	(3,007)	83,914	(13,861)	400,666	(4,096)	396,570
Provision for doubtful accounts	8,081	(51)	2,709	(50)	10,689	—	10,689	8,055	(58)	1,373	(214)	9,156	—	9,156
Total property operating expenses	615,759	(6,753)	207,311	(4,062)	812,255	(10,044)	802,211	661,218	(6,614)	165,644	(24,556)	795,692	(10,054)	785,638
NOI	$1,701,053	$(18,525)	$578,841	$(15,540)	$2,245,829	$36,340	$2,282,169	$1,803,498	$(18,412)	$428,799	$(77,305)	$2,136,580	$35,963	$2,172,543
Management fees and other corporate revenues	86,595	—	—	—	86,595	—	86,595	70,887	—	—	—	70,887	—	70,887
Property management and other costs	(161,556)	720	(32,083)	170	(192,749)	—	(192,749)	(155,093)	670	(28,477)	318	(182,582)	—	(182,582)
General and administrative	(50,405)	—	(7,468)	—	(57,873)	—	(57,873)	(64,051)	2	(4,389)	—	(68,438)	17,854	(50,584)
EBITDA	$1,575,687	$(17,805)	$539,290	$(15,370)	$2,081,802	$36,340	$2,118,142	$1,655,241	$(17,740)	$395,933	$(76,987)	$1,956,447	$53,817	$2,010,264
Depreciation on non-income producing assets	(11,360)	—	—	—	(11,360)	—	(11,360)	(11,806)	—	—	—	(11,806)	—	(11,806)
Interest and dividend income	49,254	1,546	2,569	—	53,369	(818)	52,551	28,613	1,546	2,155	(6)	32,308	(484)	31,824
Preferred unit distributions	(8,883)	—	—	—	(8,883)	—	(8,883)	(8,965)	—	—	—	(8,965)	—	(8,965)
Preferred stock dividends	(15,937)	—	—	—	(15,937)	—	(15,937)	(15,936)	—	—	—	(15,936)	—	(15,936)
Interest expense:
Mark-to-market adjustments on debt	283	(101)	1,425	(252)	1,355	(1,355)	—	(3,013)	(391)	1,512	(79)	(1,971)	1,971	—
Write-off of mark-to-market adjustments on extinguished debt	(13,454)	(136)	—	—	(13,590)	13,590	—	(9,831)	—	—	—	(9,831)	9,831	—
Interest on existing debt	(594,504)	6,428	(207,811)	5,317	(790,570)	—	(790,570)	(686,440)	5,982	(152,794)	22,585	(810,667)	—	(810,667)
Loss on foreign currency	(44,984)	—	—	—	(44,984)	44,984	—	(18,048)	—	—	—	(18,048)	18,048	—
Benefit from (provision for) income taxes	38,334	57	(444)	—	37,947	(16,551)	21,396	(7,253)	74	(633)	—	(7,812)	(4,961)	(12,773)
FFO from sold interests	—	—	—	10,305	10,305	1,162	11,467	161,126	—	865	54,485	216,476	(142,768)	73,708
	974,436	(10,011)	335,029	—	1,299,454	77,352	1,376,806	1,083,688	(10,529)	247,038	(2)	1,320,195	(64,546)	1,255,649
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	325,018	10,011	(335,029)	—	—	—	—	236,509	10,529	(247,038)	2	2	—	2
FFO	$1,299,454	$—	$—	$—	$1,299,454	$77,352	$1,376,806	$1,320,197	$—	$—	$—	$1,320,197	$(64,546)	$1,255,651

Company FFO per diluted share							$1.44							$1.32

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)
	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$628,616	$588,610	$2,282,169	$2,172,543
Adjustments for minimum rents, real estate taxes and other property operating costs	(1,055)	(5,355)	(36,340)	(35,963)
Proportionate NOI	627,561	583,255	2,245,829	2,136,580
Unconsolidated Properties	(166,191)	(120,203)	(578,841)	(428,799)
NOI of Sold Interests	3,044	19,257	15,540	77,305
Noncontrolling interest in NOI Consolidated Properties	5,205	4,789	18,525	18,412
Consolidated Properties	469,619	487,098	1,701,053	1,803,498
Management fees and other corporate revenues	21,282	19,128	86,595	70,887
Property management and other costs	(39,709)	(35,702)	(161,556)	(155,093)
General and administrative	(13,010)	(11,441)	(50,405)	(64,051)
Provisions for impairment	(8,604)	(5,278)	(8,604)	(5,278)
Depreciation and amortization	(160,663)	(179,478)	(643,689)	(708,406)
(Loss) gain on sales of investment properties	(188)	—	499	(44)
Operating income	$268,727	$274,327	$923,893	$941,513

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$588,266	$552,562	$2,118,142	$2,010,264
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(1,055)	(5,355)	(36,340)	(53,817)
Proportionate EBITDA	587,211	547,207	2,081,802	1,956,447
Unconsolidated Properties	(157,089)	(111,902)	(539,290)	(395,933)
EBITDA of Sold Interests	3,044	19,169	15,370	76,987
Noncontrolling interest in EBITDA of Consolidated Properties	5,016	4,609	17,805	17,740
Consolidated Properties	438,182	459,083	1,575,687	1,655,241
Depreciation and amortization	(160,663)	(179,478)	(643,689)	(708,406)
Interest income	14,358	8,812	49,254	28,613
Interest expense	(147,386)	(171,012)	(607,675)	(699,285)
Gain (loss) on foreign currency	1,555	(11,031)	(44,984)	(18,048)
Benefit from (provision for) income taxes	9,253	(4,417)	38,334	(7,253)
Provision for impairment excluded from FFO	(8,604)	(5,278)	(8,604)	(5,278)
Equity in income of Unconsolidated Real Estate Affiliates	32,275	17,700	73,390	51,568
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	6,067	9,710	327,017	9,710
Discontinued operations	—	78,236	—	281,883
Gains from changes in control of investment properties and other	11,780	91,193	634,367	91,193
(Loss) gain on sales of investment properties	(188)	—	499	(44)
Allocation to noncontrolling interests	(2,588)	(4,036)	(19,035)	(14,044)
Net income attributable to GGP	$194,041	$289,482	$1,374,561	$665,850

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$408,170	$357,427	$1,376,806	$1,255,651
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, debt extinguishment, income taxes, and FFO from discontinued operations	494	62,431	(77,352)	64,546
Proportionate FFO	408,664	419,858	1,299,454	1,320,197
Depreciation and amortization of capitalized real estate costs	(230,231)	(229,984)	(890,838)	(893,419)
Gain from changes in control of investment properties and other	11,780	91,193	634,367	91,193
Preferred stock dividends	3,984	3,984	15,937	15,936
(Loss) gain on sales of investment properties	(162)	659	(2,687)	131,977
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	6,067	9,710	327,017	9,710
Noncontrolling interests in depreciation of Consolidated Properties	1,850	2,246	7,754	8,731
Provision for impairment excluded from FFO	(8,604)	(5,278)	(8,604)	(5,278)
Redeemable noncontrolling interests	693	(1,179)	(7,839)	(3,228)
Depreciation and amortization of discontinued operations	—	(1,727)	—	(9,969)
Net income attributable to GGP	$194,041	$289,482	$1,374,561	$665,850

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$166,191	$120,203	$578,841	$428,799
Net property management fees and costs	(8,729)	(7,800)	(32,083)	(28,477)
General and administrative	(373)	(501)	(7,468)	(4,389)
EBITDA	157,089	111,902	539,290	395,933
Net interest expense	(52,148)	(40,667)	(203,817)	(149,127)
Provision for income taxes	(172)	(340)	(444)	(633)
FFO of discontinued Unconsolidated Properties	—	127	—	865
FFO of Unconsolidated Properties	104,769	71,022	335,029	247,038
Depreciation and amortization of capitalized real estate costs	(72,509)	(53,335)	(258,507)	(197,129)
Other, including gain (loss) on sales of investment properties	15	13	(3,132)	1,659
Equity in income of Unconsolidated Real Estate Affiliates	$32,275	$17,700	$73,390	$51,568